HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2004	October 31, 2003(a)	January 31, 2003(a)
Net revenue	$19,514	$19,853	$17,877

Costs and expenses:
Cost of sales	14,564	14,805	13,141
Research and development	875	907	908
Selling, general and administrative	2,719	2,706	2,725
Amortization of purchased intangible assets	144	143	138
Restructuring charges	54	190	--
Acquisition-related charges	15	28	86
In-process research and development	--	1	--

Total costs and expenses	18,371	18,780	16,998

Earnings from operations	1,143	1,073	879

Interest and other, net	11	(20)	51
Net investment gains (losses) and other, net	9	12	(5)

Earnings before taxes	1,163	1,065	925

Provision for taxes	227	203	204

Net earnings	$936	$862	$721

Net earnings per share:
Basic	$0.31	$0.28	$0.24
Diluted	$0.30	$0.28	$0.24

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net
earnings per share:
Basic	3,050	3,046	3,048
Diluted	3,088	3,075	3,065

(a)     Certain reclassifications have been made to prior period amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET
(In millions)

	January 31, 2004	October 31, 2003 (a)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,576	$14,188
Short-term investments	364	403
Accounts receivable, net	8,321	8,921
Financing receivables, net	3,094	3,026
Inventory	6,487	6,065
Other current assets	7,701	8,351

Total current assets	39,543	40,954

Property, plant and equipment, net	6,339	6,482
Long-term financing receivables and other
assets	8,112	8,030
Goodwill and purchased intangibles, net	19,314	19,250

Total assets	$73,308	$74,716

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$837	$1,080
Accounts payable	6,970	9,285
Employee compensation and benefits	1,656	1,755
Taxes on earnings	1,561	1,599
Deferred revenues	3,956	3,665
Accrued restructuring	495	709
Other accrued liabilities	9,235	8,545

Total current liabilities	24,710	26,638

Long-term debt	6,544	6,494
Other liabilities	3,786	3,838

Stockholders' equity	38,268	37,746

Total liabilities and stockholders' equity	$73,308	$74,716

(a)     Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below, which includes a reconciliation to our consolidated condensed statement of earnings:

	Three months ended
	January 31, 2004	October 31, 2003(a)	January 31, 2003(a)
Net revenue:

Enterprise Servers and Storage	$3,717	$3,846	$3,552
Software	200	221	183

Enterprise Systems Group	3,917	4,067	3,735
Imaging and Printing Group	5,910	6,233	5,598
Personal Systems Group	6,187	5,986	5,142
HP Services	3,161	3,245	2,972
Financing	441	461	517
Corporate Investments	102	96	76

Total segments	19,718	20,088	18,040

Eliminations of intersegment
net revenue and other	(204)	(235)	(163)

Total HP Consolidated	$19,514	$19,853	$17,877

Earnings from operations:

Enterprise Storage and Servers	$154	$131	$(27)
Software	(46)	(22)	(55)

Enterprise Systems Group	108	109	(82)
Imaging and Printing Group	968	1,015	911
Personal Systems Group	62	22	33
HP Services	258	391	339
Financing	29	26	14
Corporate Investments	(35)	(33)	(47)

Total segments	1,390	1,530	1,168

Corporate and unallocated costs,
and eliminations	(34)	(95)	(65)
Restructuring charges	(54)	(190)	--
Amortization of purchased intangible assets	(144)	(143)	(138)
Acquisition-related charges	(15)	(28)	(86)
In-process research and development charges	--	(1)	--
Interest and other, net	11	(20)	51
Net Investment gains (losses) and other, net	9	12	(5)

Total HP Consolidated Earnings Before Taxes	$1,163	$1,065	$925

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

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